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                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of May 1, 2003, as amended, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation; Jefferson National Life Insurance Company, a Texas life insurance company and Inviva Securities Corporation, is hereby amended as follows:

     1. The "Separate Accounts Utilizing the Funds" portion of Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    Jefferson National Life Annuity Account C

-    Jefferson National Life Annuity Account E

-    Jefferson National Life Annuity Account F

-    Jefferson National Life Annuity Account G

-    Jefferson National Life Annuity Account H

-    Jefferson National Life Annuity Account I

-    Jefferson National Life Annuity Account J

-    Jefferson National Life Annuity Account K

-    Jefferson National Life Account L

     2. The "Contracts Funded by the Separate Accounts" portion of Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-    22-4025 (Individual)

-    32-4000 (Group)

-    22-4047/32-4003 (Achievement)

-    22-4048/32-4002 (Educator)

-    22-4061

-    22-4056

-    CVIC-2000 or -2001(state specific)

-    CVIC-2004 or -2005(state specific)

-    JNL-2100

-    JNL-2200

-    CVIC-1001 and -1003

-    JNL-22-4061

-    JNL-2000

-    JNL-2004

-    JNL-2300

-    JNL-2300-1


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2006

                                        AIM VARIABLE INSURANCE FUNDS


                                        By: /s/ Robert H. Graham
                                            ------------------------------------
                                        Name: Robert H. Graham
                                        Title: President


                                        A I M DISTRIBUTORS, INC.


                                        By: /s/ Gene L. Needles
                                            ------------------------------------
                                        Name: Gene L. Needles
                                        Title: President


                                        JEFFERSON NATIONAL LIFE INSURANCE
                                        COMPANY


                                        By: /s/ Craig A. Hawley
                                            ------------------------------------
                                        Name: Craig A. Hawley
                                        Title: General Counsel & Secretary


                                        INVIVA SECURITIES CORPORATION


                                        By: /s/ Craig A. Hawley
                                            ------------------------------------
                                        Name: Craig A. Hawley
                                        Title: President


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